UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2010
WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Wilmington Trust Corporation’s (WTC’s) press release reporting its results of operations and financial condition for the second quarter of 2010 was dated July 23, 2010, is attached hereto as Exhibit 99, and is being furnished pursuant to Item 2.02 of Form 8-K.

Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 21, 2010, our Board of Directors approved amendments to our Bylaws that include raising the maximum age of our directors (Article II, Section 2).
A copy of those Bylaws, as amended and restated, is filed as Exhibit 3 to this Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 19, 2010, Ted T. Cecala, a director in the Corporation’s Class of 2012 and Chairman of the Board, retired from those positions. On July 21, 2010, the Board of Directors appointed Chief Executive Officer Donald E. Foley to also serve as Chairman of the Board and Louis J. Freeh, a director in the Corporation’s Class of 2012, as lead independent director.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description
3	Amended and Restated Bylaws

99	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: July 23, 2010	By:	/s/ Donald E. Foley
		Name:	Donald E. Foley
		Title:	Chief Executive Officer (Authorized officer)